OUTBRAIN INC.

2007 OMNIBUS SECURITIES AND INCENTIVE PLAN

AMENDED AND RESTATED JUNE 4, 2025

OUTBRAIN INC.
2007 OMNIBUS SECURITIES AND INCENTIVE PLAN
AMENDED AND RESTATED JUNE 4, 2025

Article I.
PURPOSE
The purpose of this Outbrain Inc. 2007 Omnibus Securities and Incentive Plan, as Amended and Restated (the “Plan”), is to benefit the stockholders of Outbrain Inc., a Delaware corporation (the “Company”), by assisting the Company to attract, retain and provide incentives to key management employees and nonemployee directors of, and non-employee consultants to, the Company and its Affiliates, and to align the interests of such employees, nonemployee directors and nonemployee consultants with those of the Company’s stockholders. Accordingly, the Plan provides for the granting of Distribution Equivalent Rights, Incentive Stock Options, Non-Qualified Stock Options, Performance Share Awards, Restricted Stock Awards, Restricted Stock Unit Awards, Stock Appreciation Rights, Tandem Stock Appreciation Rights, Unrestricted Stock Awards or any combination of the foregoing, as may be best suited to the circumstances of the particular Employee, Director or Consultant as provided herein.
Article II.
DEFINITIONS
The following definitions shall be applicable throughout the Plan unless the context otherwise requires:
“Affiliate” shall mean any person or entity which, at the time of reference, directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company.
“Award” shall mean, individually or collectively, any Distribution Equivalent Right, Option, Performance Share Award, Performance Unit Award, Restricted Stock Award, Restricted Stock Unit Award, Stock Appreciation Right or Unrestricted Stock Award.
“Award Agreement” shall mean a written agreement between the Company and the Holder with respect to an Award, each of which shall constitute a part of the Plan.
“Board” shall mean the Board of Directors of the Company.
“Cause” shall mean (i) if the Holder is a party to an employment or similar agreement with the Company or an Affiliate which agreement defines “Cause” (or a similar term) therein, “Cause” shall have the meaning as provided for in such agreement, or (ii) for a Holder who is not a party to such an agreement, “Cause” shall mean termination by the Company or an Affiliate of the employment (or other service relationship) of the Holder by reason of the Holder’s: (A) the commission and conviction of a felony or other crime (and any equivalent under Israeli law)

involving moral turpitude or the commission of any other act or omission involving misappropriation, dishonesty, fraud, illegal drug use or breach of fiduciary duty, (B) willful failure to perform material duties as reasonably directed, (C) the employee’s gross negligence or willful misconduct with respect to the performance of the Holder’s duties, or (D) obtaining any personal profit not fully disclosed to and approved in connection with any transaction entered into by, or on behalf of, the Company. Except for a failure, breach or refusal which, by its nature, cannot reasonably be expected to be cured, the Holder shall have two (2) weeks from the delivery of written notice by the Company within which to cure any acts constituting Cause. For purposes of this provision, no act or failure to act on the part of the Holder shall be considered “willful” unless it is done, or omitted to be done, by the Holder in bad faith or without reasonable belief that the Holder’s action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Holder in good faith and in the best interests of the Company.
“Change of Control” shall mean means the first to occur of any of the following:
(a)            the consummation of a purchase or other acquisition by any person, entity or group of persons (within the meaning of Section 13(d) or 14(d) of the Exchange Act or any comparable successor provisions, other than an acquisition by a trustee or other fiduciary holding securities under an employee benefit plan or similar plan of the Company or a Related Company), of “beneficial ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either the outstanding shares of Stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally;
(b)    the consummation of a reorganization, merger, consolidation, acquisition, share exchange or other corporate transaction of the Company, in each case with respect to which persons who were stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company’s then outstanding securities;
(c)    the consummation of any plan of liquidation or dissolution of the Company providing for the sale or distribution of substantially all of the assets of the Company and its Subsidiaries or the consummation of a sale of substantially all of the assets of the Company and its Subsidiaries; or
(d)    at any time during any period of two consecutive years, individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority thereof (unless the election, or the nomination for election by the Company’s stockholders, of each new director was approved by a vote of at least two-thirds of the directors still in office at the time of such election or nomination who were directors at the beginning of such period).

“Code” shall mean the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to any section and any regulation under such section.
“Committee” shall mean a committee comprised of (i) at any time that the Common Stock is not registered under Section 12 of the Exchange Act, the full Board or a committee designated by the Board, and (ii) at any time that the Common Stock is registered under Section 12 of the Exchange Act, not less than three (3) members of the Board who are selected by the Board as provided in Section 4.1. Unless otherwise provided by the Board, the Compensation and Human Capital Management Committee of the Board shall serve as the Committee.
“Common Stock” shall mean the Common Stock, par value $0.001 per share, of the Company.
“Company” shall mean Outbrain Inc., a Delaware corporation, and any successor thereto.
“Consultant” shall mean any non-Employee (individual or entity) advisor to the Company or an Affiliate who or which has contracted directly with the Company or an Affiliate to render bona fide consulting or advisory services thereto.
“Director” shall mean a member of the Board or a member of the board of directors of an Affiliate, in either case, who is not an Employee.
“Distribution Equivalent Right” shall mean an Award granted under Article XII of the Plan which entitles the Holder to receive bookkeeping credits, cash payments and/or Common Stock distributions equal in amount to the distributions that would have been made to the Holder had the Holder held a specified number of shares of Common Stock during the period the Holder held the Distribution Equivalent Right.
“Distribution Equivalent Right Award Agreement” shall mean a written agreement between the Company and a Holder with respect to a Distribution Equivalent Right Award.
“Effective Date” shall mean October 24, 2007.
“Employee” shall mean any employee, including officers, of the Company or an Affiliate.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
“Fair Market Value” shall mean, as determined consistent with the applicable requirements of Sections 409A and 422 of the Code, as of any specified date, the closing sales price of the Common Stock for such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date) on the Nasdaq Stock Market or a domestic or foreign national securities exchange (including London’s Alternative Investment Market) on which the Common Stock may be listed, as reported in The Wall Street Journal or The Financial Times. If the Common Stock is not listed on the Nasdaq Stock Market or on a national securities exchange, but is quoted on the OTC Bulletin Board or by the National

Quotation Bureau, the Fair Market Value of the Common Stock shall be the mean of the bid and asked prices per share of the Common Stock for such date. If the Common Stock is not quoted or listed as set forth above, Fair Market Value shall be determined by the Board in good faith by any fair and reasonable means (which means, with respect to a particular Award grant, may be set forth with greater specificity in the applicable Award Agreement). The Fair Market Value of property other than Common Stock shall be determined by the Board in good faith by any fair and reasonable means, and consistent with the applicable requirements of Sections 409A and 422 of the Code.
“Family Member” shall mean any child, stepchild, grandchild, parent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the Holder’s household (other than a tenant of the Holder), a trust in which such persons have more than fifty percent (50%) of the beneficial interest, a foundation in which such persons (or the Holder) control the management of assets, and any other entity in which such persons (or the Holder) own more than fifty percent (50%) of the voting interests.
“Holder” shall mean an Employee, Director or Consultant who has been granted an Award or any such individual’s beneficiary, estate or representative, to the extent applicable.
“Incentive Stock Option” shall mean an Option which is intended by the Committee to constitute an “incentive stock option” under Section 422 of the Code.
“Non-Qualified Stock Option” shall mean an Option which is not an Incentive Stock Option.
“Option” shall mean an Award granted under Article VII of the Plan of an option to purchase shares of Common Stock and includes both Incentive Stock Options and Non-Qualified Stock Options.
“Option Agreement” shall mean a written agreement between the Company and a Holder with respect to an Option.
“Performance Share Award” shall mean an Award granted under Article XI of the Plan under which, upon the satisfaction of predetermined individual and/or Company (and/or Affiliate) performance goals and/or objectives, shares of Common Stock are paid to the Holder.
“Performance Share Award Agreement” shall mean a written agreement between the Company and a Holder with respect to a Performance Share Award.
“Performance Unit” shall mean a Unit awarded to a Holder pursuant to a Performance Unit Award.
“Performance Unit Award” shall mean an Award granted under Article X of the Plan under which, upon the satisfaction of predetermined individual and/or Company (and/or

Affiliate) performance goals and/or objectives, a cash payment shall be made to the Holder, based on the number of Units awarded to the Holder.
“Performance Unit Award Agreement” shall mean a written agreement between the Company and a Holder with respect to a Performance Unit Award.
“Plan” shall mean this Outbrain Inc. 2007 Omnibus Securities and Incentive Plan, as amended from time to time, together with each of the Award Agreements utilized hereunder.
“Restricted Stock Award” shall mean an Award granted under Article VIII of the Plan of shares of Common Stock, the transferability of which by the Holder shall be subject to Restrictions.
“Restricted Stock Award Agreement” shall mean a written agreement between the Company and a Holder with respect to a Restricted Stock Award.
A “Restricted Stock Unit” or a “Restricted Stock Unit Award” shall mean a right or rights granted under Article IX of the Plan to receive shares of Common Stock at the end of a specified period, which right may be conditioned on the satisfaction of specified performance or other criteria.
“Restricted Stock Unit Award Agreement” shall mean a written agreement between the Company and a Holder with respect to a Restricted Stock Unit Award.
“Restriction Period” shall mean the period of time for which shares of Common Stock subject to a Restricted Stock Award, or for which Restricted Stock Units subject to a Restricted Stock Unit Award, shall be subject to Restrictions, as set forth in the applicable Restricted Stock Award Agreement or Restricted Stock Unit Award Agreement, as the case may be.
“Restrictions” shall mean forfeiture, transfer and/or other restrictions applicable to (i) shares of Common Stock awarded to an Employee, Director or Consultant under the Plan pursuant to a Restricted Stock Award and set forth in a Restricted Stock Award Agreement or (ii) Restricted Stock Units awarded to an Employee, Director or Consultant under the Plan pursuant to a Restricted Stock Unit Award and set forth in a Restricted Stock Unit Award Agreement.
“Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, as such may be amended from time to time, and any successor rule, regulation or statute fulfilling the same or a substantially similar function.
“Stock Appreciation Right” shall mean an Award granted under Article XIII of the Plan of a right, granted alone or in connection with a related Option, to receive a payment on the date of exercise.
“Stock Appreciation Right Award Agreement” shall mean a written agreement between the Company and a Holder with respect to a Stock Appreciation Right.

“Tandem Stock Appreciation Right” shall mean a Stock Appreciation Right granted in connection with a related Option, the exercise of which shall result in termination of the otherwise entitlement to purchase some or all of the shares of Common Stock under the related Option, all as set forth in Section 13.2.
“Ten Percent Stockholder” shall mean an Employee who, at the time an Option is granted to him or her, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any parent corporation or subsidiary corporation thereof (both as defined in Section 424 of the Code), within the meaning of Section 422(b)(6) of the Code.
“Total and Permanent Disability” shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, all as described in Section 22(e)(3) of the Code.
“Units” shall mean bookkeeping units, each of which represents such monetary amount as shall be designated by the Committee in each Performance Unit Award Agreement.
“Unrestricted Stock Award” shall mean an Award granted under Article VIII of the Plan of shares of Common Stock which are not subject to Restrictions.
“Unrestricted Stock Award Agreement” shall mean a written agreement between the Company and a Holder with respect to an Unrestricted Stock Award.
Article III.
EFFECTIVE DATE OF PLAN
The Plan shall be effective as of the Effective Date.
Article IV.
ADMINISTRATION
    Section 4.1    Composition of Committee. The Plan shall be administered by the Committee, which shall be appointed by the Board. Notwithstanding the foregoing, however, at any time that the Common Stock is registered under Section 12 of the Exchange Act, the Committee shall consist solely of two (2) or more Directors who are each “non-employee directors” within the meaning of Rule 16b-3 (“Non-Employee Directors”); provided, however, that the Board or the Committee may delegate to a committee of one or more members of the Board who are not Non-Employee Directors, the authority to grant Awards to eligible persons who are not then subject to the requirements of Section 16 of the Exchange Act. If a member of the Committee shall be eligible to receive an Award under the Plan, such Committee member shall have no authority hereunder with respect to his or her own Award.
Section 4.2    Powers. Subject to the provisions of the Plan, the Committee shall have the sole authority, in its discretion, to make all determinations under the Plan, including but not limited to determining which Employees, Directors or Consultants shall receive an Award, the time or times when an Award shall be made, what type of Award shall be granted, the term of an Award, the date or dates on which an Award vests (including acceleration of vesting), the form of any payment to be made pursuant to an Award, the terms and conditions of an Award, the Restrictions under a Restricted Stock Award or Restricted Stock Unit Award and the number of shares of Common Stock or other property which may be issued under an Award, all as applicable. In making such determinations the Committee may take into account the nature of the services rendered by the respective Employees, Directors and Consultants, their present and potential contribution to the Company’s (or the Affiliate’s) success and such other factors as the Committee in its discretion shall deem relevant.
Section 4.3    Additional Powers. The Committee shall have such additional powers as are delegated to it under the other provisions of the Plan. Subject to the express provisions of the Plan, the Committee is authorized to construe the Plan and the respective Award Agreements executed hereunder, to prescribe such rules and regulations relating to the Plan as it may deem advisable to carry out the intent of the Plan, and to determine the terms, restrictions and provisions of each Award, including such terms, restrictions and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in any Award Agreement in the manner and to the extent it shall deem expedient to carry it into effect. The determinations of the Committee on the matters referred to in this Article IV shall be conclusive and binding on the Company and all Holders.
Section 4.4    Committee Action. In the absence of specific rules to the contrary, action by the Committee shall require the consent of a majority of the members of the Committee, expressed either orally at a meeting of the Committee or in writing in the absence of a meeting. No member of the Committee shall have any liability for any good faith action, inaction or determination in connection with the Plan.
Article V.
STOCK SUBJECT TO PLAN AND LIMITATIONS THEREON
Section 5.1    Stock Grant and Award Limits. The Committee may from time to time grant Awards to one or more Employees, Directors and/or Consultants determined by it to be eligible for participation in the Plan in accordance with the provisions of Article VI. Subject to Article XIV, the aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed 4,006,179 shares. Shares shall be deemed to have been issued under the Plan solely to the extent actually issued and delivered pursuant to an Award. To the extent that an Award lapses, expires, is canceled, is terminated unexercised or ceases to be exercisable for any reason, or the rights of its Holder terminate, any shares of Common Stock subject to such Award shall again be available for the grant of a new Award. Notwithstanding any provision in the Plan to the contrary, the maximum number of shares of Common Stock that may be subject to Awards of Options under Article VII and/or Stock Appreciation Rights under Article XIII, in either or both cases granted to any one Employee during any calendar year, shall be 500,000 shares (subject to adjustment in the same manner as provided in Article XIV with respect to shares of Common Stock subject to Awards then outstanding).
Section 5.2    Stock Offered. The stock to be offered pursuant to the grant of an Award may be authorized but unissued Common Stock, Common Stock purchased on the open market or Common Stock previously issued and outstanding and reacquired by the Company.
Article VI.
ELIGIBILITY FOR AWARDS; TERMINATION OF
EMPLOYMENT, DIRECTOR STATUS OR CONSULTANT STATUS
Section 6.1    Eligibility. Awards made under the Plan may be granted solely to persons or entities who, at the time of grant, are Employees, Directors or Consultants. An Award may be granted on more than one occasion to the same Employee, Director or Consultant, and, subject to the limitations set forth in the Plan, such Award may include, a Non-Qualified Stock Option, a Restricted Stock Award, an Unrestricted Stock Award, a Restricted Stock Unit Award, a Distribution Equivalent Right Award, any combination thereof or, solely for Employees, an Incentive Stock Option.
Section 6.2    Termination of Employment or Director Status. Except to the extent inconsistent with the terms of the applicable Award Agreement and/or the provisions of Section 6.4, the following terms and conditions shall apply with respect to the termination of a Holder’s employment with, or status as a Director of, the Company or an Affiliate, as applicable, for any reason, including, without limitation, Total and Permanent Disability or death:
(a)    The Holder’s rights, if any, to exercise any then exercisable Non-Qualified Stock Options shall terminate:
(i)If such termination is for a reason other than the Holder’s Total and Permanent Disability or death, not more than ninety (90) days after the date of such termination of employment or after the date of such termination of Director status;
(ii)If such termination is on account of the Holder’s Total and Permanent Disability, one (1) year after the date of such termination of employment or Director status; or
(iii)If such termination is on account of the Holder’s death, one (1) year after the date of the Holder’s death.
Upon such applicable date the Holder (and such Holder’s estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in or with respect to any such Non-Qualified Stock Options.
(b)    The Holder’s rights, if any, to exercise any then exercisable
Incentive Stock Option shall terminate:

(i)    If such termination is for a reason other than the Holder’s Total and Permanent Disability or death, not more than three (3) months after the date of such termination of employment;
(ii)    If such termination is on account of the Holder’s Total and Permanent Disability, one (1) year after the date of such termination of employment; or
(iii)    If such termination is on account of the Holder’s death, one (1) year after the date of the Holder’s death.
Upon such applicable date the Holder (and such Holder’s estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in or with respect to any such Incentive Stock Options.
(c)    If a Holder’s employment with, or status as a Director of, the Company or an Affiliate, as applicable, terminates for any reason prior to the actual or deemed satisfaction and/or lapse of the restrictions, terms and conditions applicable to an Award of Restricted Stock, Restricted Stock Units, and/or Deferred Stock, such Restricted Stock, Restricted Stock Units and/or Deferred Stock shall immediately be canceled, and the Holder (and such Holder’s estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in and with respect to any such Restricted Stock, Restricted Stock Units and/or Deferred Stock. The immediately preceding sentence to the contrary notwithstanding, the Committee, in its sole discretion, may determine, prior to the date of such termination of employment or Director status, that all or a portion of any such Holder’s Restricted Stock, Restricted Stock Units and/or Deferred Stock shall not be so canceled and forfeited.
Section 6.3    Termination of Consultant Status. Except to the extent inconsistent with the terms of the applicable Award Agreement and/or the provisions of Section 6.4, the following terms and conditions shall apply with respect to the termination of a Holder’s status as a Consultant, for any reason:
(a)    The Holder’s rights, if any, to exercise any then exercisable Non-Qualified Stock Options shall terminate:
(i)    If such termination is for a reason other than the Holder’s death, not more than ninety (90) days after the date of such termination; or
(ii)    If such termination is on account of the Holder’s death, one (1) year after the date of the Holder’s death.
(b)    If the status of a Holder as a Consultant terminates for any reason prior to the actual or deemed satisfaction and/or lapse of the restrictions, terms and conditions applicable to an Award of Restricted Stock, Restricted Stock Units and/or Deferred Stock, such Restricted Stock, Restricted Stock Units and/or Deferred Stock shall immediately be canceled, and the Holder (and such Holder’s estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in and with respect to any such Restricted Stock, Restricted Stock Units and/or Deferred Stock. The immediately preceding sentence to the contrary notwithstanding, the Committee, in its sole discretion, may determine, prior to the date of such termination of such a Holder’s status as a Consultant, that all or a portion of any such Holder’s Restricted Stock, Restricted Stock Units and/or Deferred Stock shall not be so canceled and forfeited.
Section 6.4    Termination for Cause. Notwithstanding anything in this Article VI or elsewhere in the Plan to the contrary, and unless a Holder’s Award Agreement specifically provides otherwise, should a Holder’s employment, Director status or engagement as a Consultant with or for the Company or an Affiliate be terminated by the Company or Affiliate for Cause, all of such Holder’s then outstanding Awards shall expire immediately and be forfeited in their entirety upon such termination.
Article VII.
OPTIONS
Section 7.1    Option Period. The term of each Option shall be as specified in the Option Agreement.
Section 7.2    Limitations on Exercise of Option. An Option shall be exercisable in whole or in such installments and at such times as specified in the Option Agreement.
Section 7.3    Special Limitations on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all plans of the Company and any parent corporation or subsidiary corporation thereof (both as defined in Section 424 of the Code) which provide for the grant of Incentive Stock Options exceeds One Hundred Thousand Dollars ($100,000) (or such other individual limit as may be in effect under the Code on the date of grant), such Incentive Stock Options shall be treated as Non-Qualified Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Holder’s Options, which were intended by the Committee to be Incentive Stock Options when granted to the Holder, will not constitute Incentive Stock Options because of such limitation, and shall notify the Holder of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an Employee if, at the time the Option is granted, such Employee is a Ten Percent Stockholder, unless (i) at the time such Incentive Stock Option is granted the Option price is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock subject to the Option, and (ii) such Incentive Stock Option by its terms is not exercisable after the expiration of five (5) years from the date of grant. No Incentive Stock Option shall be granted more than ten (10) years from the date on which the Plan is approved by the Company’s stockholders. The designation by the Committee of an Option as an Incentive Stock Option shall not guarantee the Holder that the Option will satisfy the applicable requirements for “incentive stock option” status under Section 422 of the Code.

Section 7.4    Option Agreement. Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve, including, but not limited to, provisions intended to qualify an Option as an Incentive Stock Option. An Option Agreement may provide for the payment of the Option price, in whole or in part, by the delivery of a number of shares of Common Stock (plus cash if necessary) having a Fair Market Value equal to such Option price. Each Option Agreement shall, solely to the extent inconsistent with the provisions of Sections 6.2, 6.3 and 6.4, as applicable, specify the effect of termination of employment, Director status or Consultant status on the exercisability of the Option. Moreover, an Option Agreement may provide for a “cashless exercise” of the Option by establishing procedures whereby the Holder, by a properly-executed written notice, directs (i) an immediate market sale or margin loan respecting all or a part of the shares of Common Stock to which he is entitled upon exercise pursuant to an extension of credit by the Company to the Holder of the Option price, (ii) the delivery of the shares of Common Stock from the Company directly to a brokerage firm and (iii) the delivery of the Option price from sale or margin loan proceeds from the brokerage firm directly to the Company. An Option Agreement may also include provisions relating to (i) subject to the provisions hereof, accelerated vesting of Options, (ii) tax matters (including provisions covering any applicable Employee wage withholding requirements and requiring additional “gross-up” payments to Holders to meet any excise taxes or other additional income tax liability imposed as a result of a payment upon a “change of control” of the Company resulting from the operation of the Plan or of such Option Agreement) and (iii) any other matters not inconsistent with the terms and provisions of the Plan that the Committee shall in its sole discretion determine. The terms and conditions of the respective Option Agreements need not be identical.
Section 7.5    Option Price and Payment. The price at which a share of Common Stock may be purchased upon exercise of an Option shall be determined by the Committee; provided, however, that such Option price (i) shall not be less than the Fair Market Value of a share of Common Stock on the date such Option is granted, and (ii) shall be subject to adjustment as provided in Article XIV. The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company. The Option price for the Option or portion thereof shall be paid in full in the manner prescribed by the Committee as set forth in the applicable Option Agreement. Separate stock certificates shall be issued by the Company for those shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option and for those shares of Common Stock acquired pursuant to the exercise of a Non-Qualified Stock Option.
Except for either adjustments pursuant to Article XIV (relating to the adjustment of shares of Common Stock), or reductions of the Option price approved by the Company’s stockholders, the Option price for any outstanding Option may not be decreased after the date of grant nor may an outstanding Option granted under the Plan be surrendered to the Company as consideration for the grant of a replacement Option with a lower Option price. Except as approved by Company’s stockholders, in no event shall any Option granted under the Plan be surrendered to Company in consideration for a cash payment or the grant of any other Award if, at the time of such surrender, the Option price of the Option is greater than the then current Fair Market Value of a share of Common Stock. In addition, no repricing of an Option shall be permitted without the approval of Company’s stockholders if such approval is required under the rules of any stock exchange on which the Common Stock is listed.
Section 7.6    Stockholder Rights and Privileges. The Holder of an Option shall be entitled to all the privileges and rights of a stockholder of the Company solely with respect to such shares of Common Stock as have been purchased under the Option and for which certificates of stock have been registered in the Holder’s name.
Section 7.7    Options and Rights in Substitution for Stock Options Granted by Other Corporations. Options may be granted under the Plan from time to time in substitution for stock options held by individuals employed by entities who become Employees as a result of a merger or consolidation of the employing entity with the Company or any Affiliate, or the acquisition by the Company or an Affiliate of the assets of the employing entity, or the acquisition by the Company or an Affiliate of stock of the employing entity with the result that such employing entity becomes an Affiliate.
Article VIII.
RESTRICTED STOCK AWARDS
    Section 8.1    Restriction Period to be Established by Committee. At the time a Restricted Stock Award is made, the Committee shall establish the Restriction Period applicable to such Award. Each Restricted Stock Award may have a different Restriction Period, in the discretion of the Committee. The Restriction Period applicable to a particular Restricted Stock Award shall not be changed except as permitted by Section 8.2.
    Section 8.2    Other Terms and Conditions. Common Stock awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Holder of such Restricted Stock Award. If provided for under the Restricted Stock Award Agreement, the Holder shall have the right to vote Common Stock subject thereto and to enjoy all other stockholder rights, including the entitlement to receive dividends on the Common Stock during the Restriction Period, except that (i) the Holder shall not be entitled to delivery of the stock certificate until the Restriction Period shall have expired, (ii) the Company shall retain custody of the stock certificate during the Restriction Period (with a stock power endorsed by the Holder in blank), (iii) the Holder may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Common Stock during the Restriction Period and (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Award Agreement shall cause a forfeiture of the Restricted Stock Award. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the effect of termination of employment, Director status or Consultant status prior to expiration of the Restriction Period. Such additional terms, conditions or restrictions shall, to the extent inconsistent with the provisions of Sections 6.2, 6.3 and 6.4, as applicable, be set forth in a Restricted Stock Award Agreement made in conjunction with the Award. Such Restricted Stock Award Agreement may also include provisions relating to (i) subject to the provisions hereof, accelerated vesting of Awards, including but not limited to accelerated vesting upon the occurrence of a “change of control” of the Company, (ii) tax matters (including provisions covering any applicable Employee wage withholding requirements and requiring additional “gross-up” payments to Holders to meet any excise taxes or other additional income tax liability imposed as a result of a payment made in connection with a “change of control” of the Company resulting from the operation of the Plan or of such Restricted Stock Award Agreement) and (iii) any other matters not inconsistent with the terms and provisions of the Plan that the Committee shall in its sole discretion determine. The terms and conditions of the respective Restricted Stock Agreements need not be identical.
Section 8.3    Payment for Restricted Stock. The Committee shall determine the amount and form of any payment from a Holder for Common Stock received pursuant to a Restricted Stock Award, if any, provided that in the absence of such a determination, a Holder shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.
Section 8.4    Restricted Stock Award Agreements. At the time any Award is made under this Article VIII, the Company and the Holder shall enter into a Restricted Stock Award Agreement setting forth each of the matters contemplated hereby and such other matters as the Committee may determine to be appropriate.
Section 8.5    Unrestricted Stock Awards. Pursuant to the terms of the applicable Unrestricted Stock Award Agreement, a Holder may be awarded (or sold at a discount) shares of Common Stock which are not subject to Restrictions, in consideration for past services rendered thereby to the Company or an Affiliate or for other valid consideration.

Article IX.
RESTRICTED STOCK UNIT AWARDS
Section 9.1    Restriction Period to be Established by Committee. At the time a Restricted Stock Unit Award is made, the Committee shall establish the Restriction Period applicable to such Award. Each Restricted Stock Unit Award may have a different Restriction Period, in the discretion of the Committee. The Restriction Period applicable to a particular Restricted Stock Unit Award shall not be changed except as permitted by Section 9.2.
Section 9.2    Other Terms and Conditions. Delivery of shares of Common Stock will occur upon expiration of the Restriction Period specified by the Committee for a Restricted Stock Unit Award. The Holder of a Restricted Stock Unit Award shall not have any stockholder rights, provided the Committee may approve Distribution Equivalent Rights relating to Restricted Stock Unit Awards on terms and conditions as it determines and otherwise in accordance with Article XII. The Holder may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of Restricted Stock Units during the Restriction Period, and a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Unit Award Agreement shall cause a forfeiture of the Restricted Stock Unit Award. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions relating to Restricted Stock Unit Awards, including, but not limited to, rules pertaining to the effect of termination of employment, Director status or Consultant status prior to expiration of the Restriction Period. Such additional terms, conditions or restrictions shall, to the extent inconsistent with the provisions of Sections 6.2, 6.3 and 6.4, as applicable, be set forth in a Restricted Stock Unit Award Agreement made in conjunction with the Award. Such Restricted Stock Unit Award Agreement may also include provisions relating to (i) subject to the provisions hereof, accelerated vesting of Awards, including but not limited to accelerated vesting upon the occurrence of a “change of control” of the Company, (ii) tax matters (including provisions covering any applicable Employee wage withholding requirements and requiring additional “gross-up” payments to Holders to meet any excise taxes or other additional income tax liability imposed as a result of a payment made in connection with a “change of control” of the Company resulting from the operation of the Plan or of such Restricted Stock Unit Award Agreement) and (iii) any other matters not inconsistent with the terms and provisions of the Plan that the Committee shall in its sole discretion determine. The terms and conditions of the respective Restricted Stock Unit Award Agreements need not be identical.
Section 9.3    Restricted Stock Unit Award Agreements. At the time any Award is made under this Article IX, the Company and the Holder shall enter into a Restricted Stock Unit Award Agreement setting forth each of the matters contemplated hereby and such other matters as the Committee may determine to be appropriate.

Article X.
PERFORMANCE UNIT AWARDS
Section 10.1    Terms and Conditions. The Committee shall set forth in the applicable Performance Unit Award Agreement the performance goals and objectives (and the period of time to which such goals and objectives shall apply) which the Holder and/or the Company would be required to satisfy before the Holder would become entitled to payment pursuant to Section 10.2, the number of Units awarded to the Holder and the dollar value assigned to each such Unit.
Section 10.2    Payments. The Holder of a Performance Unit shall be entitled to receive a cash payment equal to the dollar value assigned to such Unit under the applicable Performance Unit Award Agreement if the Holder and/or the Company satisfy (or partially satisfy, if applicable under the applicable Performance Unit Award Agreement) the performance goals and objectives set forth in such Performance Unit Award Agreement.
Article XI.
PERFORMANCE SHARE AWARDS
Section 11.1    Terms and Conditions. The Committee shall set forth in the applicable Performance Share Award Agreement the performance goals and objectives (and the period of time to which such goals and objectives shall apply) which the Holder and/or the Company would be required to satisfy before the Holder would become entitled to the receipt of shares of

Common Stock pursuant to such Holder’s Performance Share Award and the number of shares of Common Stock subject to such Performance Share Award.
Section 11.2    Stockholder Rights and Privileges. The Holder of a Performance Share Award shall have no rights as a stockholder of the Company until such time, if any, as the Holder actually receives shares of Common Stock pursuant to the Performance Share Award.
Article XII.
DISTRIBUTION EQUIVALENT RIGHTS
Section 12.1    Terms and Conditions. The Committee shall set forth in the applicable Distribution Equivalent Rights Award Agreement the terms and conditions, if any, including whether the Holder is to receive credits currently in cash, is to have such credits reinvested (at Fair Market Value determined as of the date of reinvestment) in additional shares of Common Stock or is to be entitled to choose among such alternatives. Distribution Equivalent Rights Awards may be settled in cash or in shares of Common Stock, as set forth in the applicable Distribution Equivalent Rights Award Agreement. A Distribution Equivalent Rights Award may, but need not be, awarded in tandem with another Award, whereby, if so awarded, such Distribution Equivalent Rights Award shall expire, terminate or be forfeited by the Holder, as applicable, under the same conditions as under such other Award.
Section 12.2    Interest Equivalents. The Distribution Equivalent Rights Award Agreement for a Distribution Equivalent Rights Award may provide for the crediting of interest on a Distribution Rights Award to be settled in cash at a future date, at a rate set forth in the applicable Distribution Equivalent Rights Award Agreement, on the amount of cash payable thereunder.

Article XIII.
STOCK APPRECIATION RIGHTS
Section 13.1    Terms and Conditions. The Committee shall set forth in the applicable Stock Appreciation Right Award Agreement the terms and conditions of the Stock Appreciation Right, including (i) the base value (the “Base Value”) for the Stock Appreciation Right, which for purposes of a Stock Appreciation which is not a Tandem Stock Appreciation Right, shall be not less than the Fair Market Value of a share of the Common Stock on the date of grant of the Stock Appreciation Right, (ii) the number of shares of Common Stock subject to the Stock Appreciation Right, (iii) the period during which the Stock Appreciation Right may be exercised, and (iv) any other special rules and/or requirements which the Committee imposes upon the Stock Appreciation Right. Upon the exercise of some or all of the portion of a Stock Appreciation Right, the Holder shall receive a payment from the Company, in cash or in the form of shares of Common Stock having an equivalent Fair Market Value or in a combination of both, as determined in the sole discretion of the Committee, equal to the product of:
(a)    The excess of (i) the Fair Market Value of a share of the Common Stock on the date of exercise, over (ii) the Base Value, multiplied by;

(b)    The number of shares of Common Stock with respect to which the Stock Appreciation Right is exercised.
Section 13.2    Tandem Stock Appreciation Rights. If the Committee grants a Stock Appreciation Right which is intended to be a Tandem Stock Appreciation Right, the Tandem Stock Appreciation Right must be granted at the same time as the related Option, and the following special rules shall apply:
(a)    The Base Value shall be equal to or greater than the exercise price under the related Option;
(b)    The Tandem Stock Appreciation Right may be exercised for all or part of the shares of Common Stock which are subject to the related Option, but solely upon the surrender by the Holder of the Holder’s right to exercise the equivalent portion of the related Option (and when a share of Common Stock is purchased under the related Option, an equivalent portion of the related Tandem Stock Appreciation Right shall be cancelled);
(c)    The Tandem Stock Appreciation Right shall expire no later than the date of the expiration of the related Option;
(d)    The value of the payment with respect to the Tandem Stock Appreciation Right may be no more than one hundred percent (100%) of the difference between the exercise price under the related Option and the Fair Market Value of the shares of Common Stock subject to the related Option at the time the Tandem Stock Appreciation Right is exercised; and
(e)    The Tandem Stock Appreciation Right may be exercised solely when the Fair Market Value of the shares of Common Stock subject to the related Option exceeds the exercise price under the related Option.
Article XIV.
ADJUSTMENTS; CHANGE IN CONTROL
Section 14.1    Adjustments. In the event of a corporate transaction involving the Company (including, without limitation, any share dividend, share split, extraordinary cash dividend, recapitalization, reorganization, merger, amalgamation, consolidation, share exchange split-up, spin-off, sale of assets or subsidiaries, combination or exchange of shares), the Committee shall, in the manner it determines equitable in its sole discretion, adjust Awards to reflect the transactions. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the Option price of outstanding Options; and (iv) any other adjustments that the Committee determines to be equitable (which may include, without limitation, (A) replacement of Awards with other Awards which the Committee determines have comparable value and which are based on shares of a company resulting from the transaction, and (B) cancellation of the Award in return for cash payment of the current value of the Award, determined as though the Award is fully vested at the time of payment, provided that in the case of an Option, the amount of such payment will be the excess of value of the shares of Stock subject to the Option at the time of the transaction over the Option price). However, in no event shall this Section 14.1 be construed to permit a modification (including a replacement) of an Option if such modification either: (i) would result in accelerated recognition of income or imposition of additional tax under Section 409A of the Code; or (ii) would cause the Option subject to the modification (or cause a replacement Option) to be subject to Section 409A of the Code, provided that the restriction of this clause (ii) shall not apply to any Option that, at the time it is granted or otherwise, is designated as being deferred compensation subject to Section 409A of the Code.
Section 14.2    Change in Control.
(a)Subject to the provisions of Section 14.1 and the authority of the Committee to take the actions permitted pursuant to Section 14.2(b), the occurrence of a Change in Control shall have the effect, if any, with respect to any Award as set forth in the Award Agreement or, to the extent not prohibited by the Plan or the Award Agreement, as provided by the Committee.
(b)On a Change in Control, if the Plan is terminated by the Company or its successor without provision for the continuation of outstanding Awards hereunder, the Committee may cancel any outstanding Awards in return for cash payment of the current value of the Award, determined with the Award fully vested at the time of payment, provided that in the case of an Option, the amount of such payment will be the excess of value of the shares of Stock subject to the Option at the time of the transaction over the Option price; provided, further, that in the case of an Option, such Option will be cancelled with no payment if, as of the Change in Control, the value of the shares of Stock subject to the Option at the time of the transaction are equal to or less than the Option price. However, in no event shall this Section 14.2(b) be construed to permit a payment if such payment would result in accelerated recognition of income or imposition of additional tax under Section 409A of the Code.
Article XV.
AMENDMENT AND TERMINATION OF PLAN
The Board in its discretion may terminate the Plan at any time with respect to any shares for which Awards have not theretofore been granted; provided, however, that the Plan’s termination shall not materially and adversely impair the rights of a Holder with respect to any Award theretofore granted without the consent of the Holder. The Board shall have the right to alter or amend the Plan or any part hereof from time to time; provided, however, that no change in any Award theretofore granted may be made which would materially and adversely impair the rights of a Holder with respect to such Award without the consent of the Holder.
Article XVI.
RIGHT OF FIRST REFUSAL
Solely during such time that the Common Stock is not publicly traded, no Holder (or beneficiary of a Holder including but not limited to the Holder’s estate) may sell or otherwise transfer (except for inter vivos transfers to Family Members) any Common Stock obtained thereby pursuant to an Award without first (a) providing the Company with a written offer to sell the Common Stock to the Company on the same terms as were offered to the Holder (or the Holder’s beneficiary) by a bona fide third party (a copy of which third party offer shall be attached to the Holder’s or beneficiary’s offer to sell such Common Stock to the Company) for a sales price and with other terms and conditions, in each case equal to those stated in the third party’s purchase offer, and (b) waiting thirty (30) days from the date of the Company’s receipt of such offer. If the Company shall accept the Holder’s or beneficiary’s offer in writing within said thirty (30) day period, the Holder or beneficiary and the Company shall promptly effect such transaction. If the Company does not provide a written acceptance of the Holder’s or beneficiary’s offer within said thirty (30) day period, the Holder or beneficiary shall be entitled to accept such third party’s offer and effect such transaction.
Article XVII.
MISCELLANEOUS
Section 17.1    No Right to Award. Neither the adoption of the Plan by the Company nor any action of the Board or the Committee shall be deemed to give an Employee, Director or Consultant any right to an Award except as may be evidenced by an Award Agreement duly executed on behalf of the Company, and then solely to the extent and on the terms and conditions expressly set forth therein.
Section 17.2    No Rights Conferred. Nothing contained in the Plan shall (i) confer upon any Employee any right with respect to continuation of employment with the Company or any Affiliate, (ii) interfere in any way with any right of the Company or any Affiliate to terminate the employment of an Employee at any time, (iii) confer upon any Director any right with respect to continuation of such Director’s membership on the Board, (iv) interfere in any way with any right of the Company or an Affiliate to terminate a Director’s membership on the Board at any time, (v) confer upon any Consultant any right with respect to continuation of his or her consulting engagement with the Company or any Affiliate, or (vi) interfere in any way with any right of the Company or an Affiliate to terminate a Consultant’s consulting engagement with the Company or an Affiliate at any time.
Section 17.3    Other Laws; Withholding. The Company shall not be obligated to issue any Common Stock pursuant to any Award granted under the Plan at any time when the shares covered by such Award have not been registered under the Securities Act of 1933 and under such other state and federal laws, rules or regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel of the Company, if there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such shares. No fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid. The Company shall have the right to deduct in cash (whether under this Plan or otherwise) in connection with all Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations. In the case of any Award satisfied in the form of shares of Common Stock, no shares shall be issued unless and until arrangements satisfactory to the Company shall have been made to satisfy any tax withholding obligations applicable with respect to such Award. Subject to such terms and conditions as the Committee may impose, the Company shall have the right to retain, or the Committee may, subject to such terms and conditions as it may establish from time to time, permit Holders to elect to tender, Common Stock (including Common Stock issuable in respect of an Award) to satisfy, in whole or in part, the amount required to be withheld.
Section 17.4    No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any corporate action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Employee, Director, Consultant, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.
Section 17.5    Restrictions on Transfer. No Award under the Plan or any Award Agreement and no rights or interests herein or therein, shall or may be assigned, transferred, sold, exchanged, encumbered, pledged or otherwise hypothecated or disposed of by a Holder except (i) by will or by the laws of descent and distribution, or (ii) except for an Incentive Stock Option, by gift to any Family Member of the Holder. An Award may be exercisable during the lifetime of the Holder only by such Holder or by the Holder’s guardian or legal representative unless it has been transferred by gift to a Family Member of the Holder, in which case it shall be exercisable solely by such transferee. Notwithstanding any such transfer, the Holder shall continue to be subject to the withholding requirements provided for under Section 17.3 hereof.
Section 17.6    Beneficiary Designations. Each Holder may, from time to time, name a beneficiary or beneficiaries (who may be contingent or successive beneficiaries) for purposes of receiving any amount which is payable in connection with an Award under the Plan upon or subsequent to the Holder’s death. Each such beneficiary designation shall serve to revoke all prior beneficiary designations, be in a form prescribed by the Company and be effective solely when filed by the Holder in writing with the Company during the Holder’s lifetime. In the absence of any such written beneficiary designation, for purposes of the Plan, a Holder’s beneficiary shall be the Holder’s estate.
Section 17.7    Rule 16b-3. It is intended that, at any time when the Common Stock is registered under Section 12 of the Exchange Act, the Plan and any Award made to a person subject to Section 16 of the Exchange Act shall meet all of the requirements of Rule 16b-3. If any provision of the Plan or of any such Award would disqualify the Plan or such Award under, or would otherwise not comply with the requirements of, Rule 16b-3, such provision or Award shall be construed or deemed to have been amended as necessary to conform to the requirements of Rule 16b-3.
Section 17.8    Section 409A. The provisions of the Plan shall be subject to the following:
(a)            Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the

Code, except as otherwise determined in the sole discretion of the Committee. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Section 409A of the Code and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Committee. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A of the Code, the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A of the Code, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A of the Code.
(b)            No provision of the Plan shall be construed to permit the grant of an Option if such action would cause the Option being granted or the option or stock appreciation right being replaced to be subject to Section 409A of the Code, provided that this Section 17.9(b) shall not apply to any Option (or option or stock appreciation right granted under another plan) being replaced that, at the time it is granted or otherwise, is designated as being deferred compensation subject to Section 409A of the Code.
(c)            Except with respect to an Option that, at the time it is granted or otherwise, is designated as being deferred compensation subject to Section 409A of the Code, no Option shall condition the receipt of dividends with respect to an Option on the exercise of such Award, or otherwise provide for payment of such dividends in a manner that would cause the payment to be treated as an offset to or reduction of the Option price of the Option pursuant Treas. Reg. §1.409A-1(b)(5)(i)(E).
(d)            The Plan shall not be construed to permit a modification of an Award, or to permit the payment of a dividend or dividend equivalent, if such actions would result in accelerated recognition of taxable income or imposition of additional tax under Section 409A of the Code.
Section 17.9    Other Plans. No Award, payment or amount received hereunder shall be taken into account in computing an Employee’s salary or compensation for the purposes of determining any benefits under any pension, retirement, life insurance or other benefit plan of the Company or any Affiliate, unless such other plan specifically provides for the inclusion of such Award, payment or amount received.
Section 17.10    Limits of Liability. Any liability of the Company with respect to an Award shall be based solely upon the contractual obligations created under the Plan and the Award Agreement. None of the Company, any member of the Board nor any member of the Committee shall have any liability to any party for any action taken or not taken, in good faith, in connection with or under the Plan.
Section 17.11    Governing Law. Except as otherwise provided herein, the Plan shall be construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law.
Section 17.12    Severability of Provisions. If any provision of the Plan is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of the Plan,

and the Plan shall be construed and enforced as if such invalid or unenforceable provision had not been included in the Plan.
Section 17.13    No Funding. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to ensure the payment of any Award.
Section 17.14    Headings. Headings used throughout the Plan are for convenience only and shall not be given legal significance.
Section 17.15    Terms of Award Agreements. Each Award shall be evidenced by an Award Agreement, which Award Agreement, if it provides for the issuance of Common Stock, shall require the Holder to enter into and be bound by the terms of the Company’s Stockholders’ Agreement, if any. The terms of the Award Agreements utilized under the Plan need not be the same.

OUTBRAIN, INC.

APPENDIX A – ISRAEL 2007

TO THE 2007 OMNIBUS SECURITIES AND INCENTIVE PLAN AS WAS AMENDED
AND RESTATED ON JANUARY 21, 2009

Notwithstanding any other provision of the Outbrain Inc. 2007 Omnibus Securities and Incentive Plan as was amended and restated on January 21, 2009 (“the Plan”) to the contrary, the provisions of this Annex A to the Plan, which Annex A shall constitute a part of the Plan, shall be applicable to Awards made under the Plan to Optionees who are residents of the state of Israel or those who are deemed to be residents of the state of Israel for the payment of tax. For purposes of Awards made under the Plan to Optionees described in the preceding sentence, in the case of any conflict between the terms of this Annex A and those of the remainder of the Plan, the terms of this Annex A shall control.

ARTICLE A - DEFINITIONS

In this Annex A, the following capitalized terms shall have the meaning indicated below. Capitalized words and terms defined in the Plan and not otherwise defined in this Annex A, shall have the same meaning ascribed to them in the Plan.

“Approved 102 Award” means an Award granted pursuant to Section 102(b) of the Ordinance and held in trust by a Trustee for the benefit of the Optionee.

“CGA” as defined in Paragraph 4 of Article B below.

“ITA” means the Israeli Tax Authorities.

“OIA” as defined in Paragraph 5 of Article B below.

“102 Award” means any Award granted to an Optionee pursuant to Section 102 of the Ordinance.

“Ordinance” means the Israeli Income Tax Ordinance [New Version] 1961 as now in effect or as hereafter amended.

“Section 102” means Section 102 of the Ordinance and any regulations, rules, orders or procedures promulgated thereunder, as now in effect or as hereafter amended.

“Trustee” means any Person appointed by the Company to serve as a trustee and approved by the ITA, all in accordance with the provisions of Section 102(a) of the Ordinance.

“Unapproved 102 Award” means an Award granted pursuant to Section 102(c) of the Ordinance and not held in trust by a Trustee.

ARTICLE B - DESIGNATION OF AWARDS PURSUANT TO SECTION 102

1.The Company may designate Awards granted to Employees pursuant to Section 102 as Unapproved 102 Awards or Approved 102 Awards.

2.The grant of Approved 102 Awards shall be made under this Plan adopted by the Board and shall be conditioned upon the approval of this Plan by the ITA.

3.Approved 102 Award may either be classified as CGA or OIA (defined below).

4.Approved 102 Award elected and designated by the Company to qualify under the capital gain tax treatment in accordance with the provisions of Section 102(b)(2) shall be referred to herein as Capital Gain Award (“CGA”).

5.Approved 102 Award elected and designated by the Company to qualify under the ordinary income tax treatment in accordance with the provisions of Section 102(b)(1) shall be referred to herein as Ordinary Income Award (“OIA”).

6.The Company’s election of the type of Approved 102 Awards as CGA or OIA granted to Employees (the “Election”), shall be appropriately filed with the ITA before the date of grant of an Approved 102 Award. Such Election shall become effective beginning the first date of grant of an Approved 102 Award under the Plan and shall remain in effect at least until the end of the year following the year during which the Company first granted Approved 102 Awards. The Election shall obligate the Company to grant only the type of Approved 102 Award it has elected, and shall apply to all Optionees who were granted Approved 102 Awards during the period indicated herein, all in accordance with the provisions of Section 102(g) of the Ordinance. For the avoidance of doubt, such Election shall not prevent the Company from granting Unapproved 102 Awards simultaneously. In addition, it is hereby clarified that the Company may change the Election in accordance with the provisions of Section 102, and the Optionees, or any of them, shall not be deemed to have acquired or otherwise be vested with any rights in respect of any Election made by the Company and/or the change thereof.

7.All Approved 102 Awards must be held in trust by a Trustee, as described below.

8.For the avoidance of doubt, the designation of Unapproved 102 Awards and Approved 102 Awards shall be subject to the terms and conditions set forth in Section 102.

9.With regards to Approved 102 Awards, the provisions of the Plan and/or the Award Agreement shall be subject to the provisions of Section 102 and the Tax Assessing Officer’s permit, and the said provisions and permit shall be deemed an integral part of the Plan and of the Award Agreement. Any provision of Section 102 and/or the said permit which is necessary in order to receive and/or to keep any tax benefit pursuant to Section 102, which is not expressly specified in the Plan or the Award Agreement, shall be considered binding upon the Company and the Optionees. In this respect, and without derogating from any other authority conferred upon the Committee, the Committee may amend any provision of the Plan such that it will comply with Section 102 and/or the said permit, to the extent the Committee deems necessary in order to receive and/or to keep in effect any tax benefit pursuant to Section 102. The Committee shall be entitled, but not obligated, to determine, in its absolute discretion, that such an amendment shall be considered binding upon the Company and the Optionees retroactively, from the date in which it is required in order to receive and/or to keep in effect any tax benefit pursuant to Section 102.

ARTICLE C – TRUSTEE

1.Approved 102 Awards which shall be granted under the Plan and/or any shares allocated or issued upon exercise of such Approved 102 Awards and/or other shares received subsequently following any realization of rights, including without limitation bonus shares, shall be allocated or issued to the Trustee and held for the benefit of the Optionees for such period of time as required by Section 102 (the “Holding Period”). In case the requirements for Approved 102 Awards are not met, then the Approved 102 Awards may be treated as Unapproved 102 Awards, all in accordance with the provisions of Section 102.

2.Notwithstanding anything to the contrary, the Trustee shall not release any shares allocated or issued upon exercise of Approved 102 Awards prior to the full payment of the Optionee’s tax liabilities arising from

Approved 102 Awards which were granted to him and/or any shares allocated or issued upon exercise of such Awards.

3.With respect to any Approved 102 Award, subject to the provisions of Section 102, an Optionee shall not sell or release from trust any share received upon the exercise of an Approved 102 Award and/or any share received subsequently following any realization of rights, including without limitation, bonus shares, until the lapse of the Holding Period required under Section 102 of the Ordinance. Notwithstanding the above, if any such sale or release occurs during the Holding Period, the sanctions under Section 102 of the Ordinance shall apply to and shall be borne by such Optionee.

4.By receiving of an Approved 102 Award, the Optionee will be deemed to have undertaken to release the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation with the Plan, or any Approved 102 Award or share granted to him thereunder.

ARTICLE D - GENERAL PROVISIONS

1.Solely for the purpose of determining the tax liability pursuant to Section 102(b)(3) of the Ordinance, if at the date of grant the shares of Outbrain Inc. are listed on any established stock exchange or a national market system or if such shares will be registered for trading within ninety (90) days following the date of grant, the Fair Market Value of a share at the date of grant shall be determined in accordance with the average value of the shares of Outbrain Inc. on the thirty (30) trading days preceding the date of grant or on the thirty (30) trading days following the date of registration for trading, as the case may be.

2.Each Optionee, by receiving an Award, shall be deemed to have been representing that he is familiar with the provisions of Section 102 and that he is aware of the Election that applies to him, and that he is agreeing to the terms and conditions of the trust agreement between the Company and the Trustee and undertakes not to sell the shares prior to the end of the term, as defined in Section 102.

3.The provisions of Section 17.6 of the Plan shall not apply to Awards made under the Plan which are subject to this Annex A.

4.For purposes of Section 17.9 of the Plan, managers insurance, vocational studies fund, provident funds, severance pay, holiday pay and the like shall be included as Israeli social benefits the amounts of which shall not be determined by taking into account any Award made under the Plan which is subject to this Annex A.

5.For purposes of Section 17.11 of the Plan, Israeli law shall govern all Awards made under the Plan which are subject to this Annex A.

OUTBRAIN INC.

2007 OMNIBUS SECURITIES AND INCENTIVE PLAN

ADDENDUM

Terms and Conditions for UK Company Share Option Plan Grants

1.                  Definitions. Except to the extent otherwise defined in this Section 1, in which case the definition in this Section 1 shall control over the definition otherwise contained in the Plan, all capitalized terms and expressions contained in this Addendum shall have the meanings ascribed to them in the Outbrain, Inc. 2007 Omnibus Securities and Incentive Plan and to the extent that any term is defined in both the Plan and the Addendum the definitions in the Addendum shall prevail and in the event of any inconsistency between the terms of the Plan, and the Addendum, the terms of the Addendum shall prevail :

(a)               “the Act” the Income Tax (Earnings and Pensions) Act 2003.

(b)               “the Approval Date” the date on which the Company receives notice that this Plan has been approved by HMRC in accordance with the CSOP Code.

(c)               “Applicable Laws” means the legal requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and UK corporate, securities, labor and tax laws, all as applicable to Options which are subject to this Addendum and to the Optionees.

(d)               “Associated Company” has the meaning given the purposes of CSOP Code.

(e)               “Close Company” has the same meaning as in s.989 of the Income Tax Act 2007 but includes also a company which would be such a close company but for s.442(a), 446 and 447 of the Corporation Tax Act 2010.

(f)                “control” has the meaning given in section 995 of the Income Tax Act 2007.

(g)               “the CSOP Code” Chapter 8 of Part 7 and Schedule 4 of the Act and Part 3 of Schedule 7D to the Taxation of Chargeable Gains Act 1992.

(h)               “Employee” means (i) an employee who is a director of the Company or a Subsidiary and required under his contract of employment to work for not less than 25 hours per week (excluding meal breaks) disregarding holiday entitlement; or (ii) any other employee of the Company or a Subsidiary other than one who is a director of the Company or a Subsidiary.

(i)                 “Exit Event” means (i) an IPO as defined in the Section 2 of the Amended and Restated Stockholders Agreement dated December 2, 2011; or (ii) a Deemed Liquidiation as defined in the Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on 2 December 2011.

(j)             “Fair Market Value” in relation to a share on a given day, the market value of a share determined in accordance with the provisions of Part 8 of the Taxation of Chargeable Act 1992 and agreed for the purposes of this Plan with HMRC Shares and Assets Valuation.

(k)               “Group” the Company and each and every company which is for the time being a Subsidiary.

(l)                 “HMRC” Her Majesty’s Revenue and Customs.

(m)             “Key Feature” in relation to this Plan, means a provision which is necessary in order to meet the requirements of Schedule 4 to the Act.

(n)               “Material Interest” has the meaning given in paragraph 10 of Schedule 4 to the Act.

(o)               “NICs” National Insurance Contributions.

(p)               “NIC Option Gain” a gain realised upon the exercise of, or acquisition of Shares in pursuance of, an Option, being a gain that is treated as remuneration derived from the Optionee’s employment by virtue of section 4(4)(a) of the Social Security Contributions and Benefits Act 1992.

(q)               “NI Regulations” the laws, regulations and practices currently in force relating to liability for, and the collection of, NICs.

(r)                “Optionee’s Employer” in realtion to an Optionee, such member of the Group as is the Optionee’s employer or, if he has ceased to hold employment within the Group, was his employer.

(s)                “Subsidiary” means any company which is for the time being both a subsidiary (as defined in section 1159 and Schedule 6 of the Companies Act 2006) of the Company and under the control of the Company.

(t)                 “Termination” means, if the Optionee is an Employee, the last day on which the Optionee worked as an Employee irrespective of whether the termination of the Optionee’s employment is due to resignation or dismissal of the Optionee for any reason whatsoever; if the Optionee is a corporate officer as defined in Section 2 of this Addendum, “Termination” means the date on which he or she effectively leaves his or her position as a corporate officer of the Company or a Subsidiary for any reason whatsoever.

(u)               “Optioned Stock” means the Shares issued upon the exercise of an Option which satisfy the requirements of paragraphs 16 to 20 of Schedule 4 to the Act.

2.                  Eligibility. Options granted pursuant to this Addendum may be granted solely to Employees who do not have, or have not had in the previous 12 months, a Material Interest in a Close Company, being the Company or a company that has control of the Company or is a member of a consortium which owns such a company.

3.                  Individual Limits on the Granting of Options. The number of Shares in respect of which an Option is granted to an Employee shall be limited, and the Option shall take effect, so that the Fair Market Value of shares which may be acquired upon the exercise the Option, when added to:

(a)               The aggregate Fair Market Value of Shares in respect of which Options have previously been granted (and have not then been exercised nor ceased to be exercisable); and

(b)               The aggregate Fair Market Value of shares in respect of which rights to acquire such shares have been obtained by that Employee under any other share option plan approved in accordance with the CSOP Code which has been established by the company or by any Associated Company (and have not been being exercised nor ceased to be exercisable) shall not exceed or further extended £30,000.

4.                  No Right to Employment. Neither the Plan nor any Option which is subject to this Addendum shall confer upon any Optionee any right with respect to continuing the Optionee’s employment relationship with the Company or any Subsidiary.

5.                  Exercise Price. The per Share exercise price stated in the Award Agreement for the Shares to be issued pursuant to exercise of an Option will be determined by the Committee and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant of the Option.

6.                  Term of Option. The term of each Option which is subject to this Addendum shall be as stated in the Award Agreement; provided, however, that the maximum term of an Option which is subject to this Addendum shall not exceed ten (10) years from the date of grant of the Option.

7.                  Exercise of Option;

(a)               Termination of Employment Relationship. Upon Termination of an Optionee’s status as an Employee (other than as a result of the Optionee’s death or Total and Permanent Disability), including retirement on or after reaching age 55, the Optionee may exercise his or her Option which is subject to this Addendum within three (3) months of Termination, or such longer period of time as specified in the Award Agreement, and only to the extent that the Optionee was entitled to exercise it at the date of Termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement).

(b)               Total and Permanent Disability of Optionee. Upon Termination of an Optionee’s status as an Employee as a result of the Optionee’s Total and Permanent Disability, the Optionee may exercise his or her Option which is subject to this Addendum at any time within six (6) months from the date of such Termination or such longer period of time as specified in the Award Agreement, but only to the extent that the Optionee was entitled to exercise it at the date of such Termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement).

(c)               Death of Optionee. In the event of the death of an Optionee while an Employee, his or her Option which is subject to this Addendum may be exercised at any time within six (6) months following the date of death by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Optionee was entitled to exercise the Option at the date of the Optionee’s death.

(d)               Material Interest. An Option may not in any event be exercised at any time if the Optionee then has, or has within the preceding 12 months had, a Material Interest in a Close Company being the Company or a company which has control of the Company or is a member of a consortium which owns such a company.

8.                  Restrictions on Transferability of Options and Shares Issued in Connection with Option Exercise. An Option subject to this Addendum may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

9.                  Changes in Capitalization. If any adjustment or substitution provided for in Article XIV of the Plan to the exercise price and the number of shares of Common Stock covered by outstanding Options would violate Applicable Laws in such a way to jeopardize the favourable tax and NIC treatment of the Plan (together with this Addendum) and the Options granted thereunder, then no such adjustment nor substitution will be made prior to the exercise of any outstanding Option and no such adjustment or substitution shall take effect unless HMRC has confirmed in writing that such adjustment or substitution shall not affect the approved status of the Agreement and/or Plan. As soon as reasonably practicable after making any alteration under this Section 9, the Committee shall give notice in writing thereof to any Optionee affected.

The following provision shall apply to the extent that such provision is applicable to the transaction or other circumstances in question and, to the extent of any conflict with Article XIV, shall supersede any such conflicting portion(s) of Article XIV:

Section 14.3 Merger and Sale of Company. If any company (in this rule referred to as ‘the acquiring company’):

(1)          obtains control of the Company as a result of either:

(a)a general offer to acquire the whole of the Common Stock which is made on a condition such that if it is satisfied the person making the offer will have control of the Company; or

(b)a general offer to acquire all of the shares in the Company of the same class as the Shares;

(2)     obtains control of the Company in pursuance of a compromise or arrangement sanctioned by the court under section 899 of the Companies Act 2006; or

(3)    becomes bound or entitled to acquire Shares under sections 979 to 982 of the Companies Act 2006 an Optionee may, at any time within the appropriate period as defined in Section 14.3(a), by agreement with the acquiring company and notwithstanding that any performance-related condition is not then satisfied, release his rights under his Option in consideration of the grant to him of rights to acquire shares in the acquiring company or some other company falling within sub-paragraphs (b) or (c) of paragraph 16 of Schedule 4 to the Act (“a New Option”) PROVIDED THAT:

(i)such New Option will be exercisable only in accordance with the provisions of this Addendum as it had effect immediately before the release of his rights under his Option (read and construed as mentioned in Section 14.3(b)); and

(ii)the shares to which the new rights relate satisfy the provisions of paragraphs 16 to 20 of Schedule 4 to the Act; and

(iii)the total market value, immediately before such release, of the Shares in respect of which the Option then subsists is equal to the total market value, immediately after such grant, of the shares in respect of which the New Option is granted to the Optionholder; and

(iv)the total amount payable by the Optionee for the acquisition of shares upon exercise of the New Option is equal to the amount that would have been payable for the acquisition of Shares upon exercise of the Option.

(a)       In Section 14.3 ‘the appropriate period’ means:

(i)in a case falling within Section 14.3(1), the period of 6 months beginning with the time when the acquiring company obtains control of the Company and any condition or conditions subject to which the offer is made has or have all been satisfied or waived;
(ii)in a case falling within rule Section 14.3(2), the period of 6 months beginning with the time when the court sanctions the compromise or arrangement; and
(iii)in a case falling within rule Section 14.3(3), the period during which the acquiring company remains bound or entitled as mentioned in that paragraph.

(b)    For the purposes mentioned in Section 14.3 the provisions of this Plan shall be read and construed as if:

    (i)    references to “the Company” where applicable were references to the company in respect of whose shares the New Options is granted;
    (ii)    references to “Shares” where applicable were references to such shares;
(iii)    references to “Option” where applicable were references to such New Option;
(iv)references to “Optionee” where applicable were references to the persons to whom such New Option is granted;

(v)references to “Ordinary Share Capital” where applicable were references to the ordinary share capital (other than fixed rate preference shares) of such company;
(vi)references to “the Exercise Price” where applicable were references to the price per share payable upon the exercise of such new rights;
(vii)references to “the Directors” where applicable were references to the board of directors of the acquiring company.

(c)    New Options granted pursuant to Section 14.3(a) shall be regarded for the purposes of the CSOP Code and for the purposes of the subsequent application of the provisions of this Plan as having been granted on the Date of Grant of the corresponding rights as mentioned in Section 14.3(a).

10.              Information Statements to Optionees. The Company or a Subsidiary, as required under Applicable Laws, will provide each Optionee with copies to the appropriate governmental entities, such statements of information as required by the Applicable Laws.

11.              Reporting to the Shareholders’ Meeting. A Subsidiary, if required under Applicable Laws, will provide its shareholders with an annual report with respect to Options granted and/or exercised by its Employees in the applicable financial year.

12.              Right of First Refusal. The Optionee will not be subject to the provisions of Section 2 of the Amended and Restated Stockholders Agreement dated December 2, 2011 in respect of Shares purchased pursuant to the exercise of the Option and Article XVI of the Plan shall not apply.

13.              Other Laws; Witholding. The optioneee will not be subject to the parts of Section 17.3 of the Plan that provide the ability of the Company to withhold the issue of shares on the exercise of any Option to meet tax withholding obligations applicable with respect to such Award and the Company having the right to retain Common Stock to satisfy, in whole or in part, the amount required to be withheld.

14.              Amendment. The Committee may at any time make any alteration to the Agreement (or the rules of the Plan as they apply to the Agreement) in any respect PROVIDED THAT:

(a)no such alteration in any Key Feature of the Agreement or the Plan shall take effect unless HMRC has confirmed in writing that such alteration or addition shall not affect the approved status of the Agreement and/or Plan; and

(b)no such alteration shall take effect so as to affect the liabilities of any person other than the Company in relation to any Option granted by such person without the prior consent in writing of such person.

As soon as reasonably practicable after making any alteration under this Section 14, the Committee shall give notice in writing thereof to any Optionee affected.

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